EXHIBIT 2.2

                              CONSENT AND EXTENSION

          This Consent and Extension is entered into this 27th day of August, 1998 by and among EXECUTIVE TELECARD, LTD., a Delaware corporation ("Acquiror"), EXTEL MERGER SUB NO.1, INC., a Virginia corporation and a wholly-owned subsidiary of Acquiror ("Merger Sub"), IDX INTERNATIONAL, INC., a Virginia corporation (the "Company"), and Jeffey Gee, as representative of the stockholders of the Company (the "Representative").

          WHEREAS, Acquiror, Merger Sub, the Company and the stockholders of the Company entered into an Agreement and Plan of Merger (the "Merger Agreement") as of June, 1998; and

          WHEREAS, the parties desire to extend one of the dates set forth in the Merger Agreement.

          NOW THEREFORE, the parties hereto do hereby agree as follows:

          1. Section 10.1(g) of the Merger Agreement provides that the Merger Agreement may be terminated by the Company and the Representative if Acquiror has not raised the $5,000,000 in financing necessary to pay the cash portion of the Purchase Price on or prior to August 31, 1998 (unless such date shall be extended by the mutual written consent of the parties). The parties hereto hereby agree that such termination right shall not be exercised by the Company and the Representative unless such financing has not been raised by Acquiror by October 30, 1998.

          2. Capitalized terms used herein and not defined herein shall have the meanings ascribed to them in the Merger Agreement. This Consent and Extension shall constitue an amendment to the Merger Agreegment, but except to the extent that Pargraph 1 hereof amends Section 10.1(g) of the Merger Agreement all terms and provisions of the Merger Agreement shall continue in full force and effect and are hereby confirmed in all respects.

          3. This Consent and Extension may be executed in several counterparts, each of which is an original, but all of which together constitue one and the same agreement.




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          4. This Consent and  Extension  shall be governed by, and construed in accordance with, the laws of the State of Delaware, regardless of the laws that might otherwise govern under applicable principles of conflicts of law.

          IN WITNESS WHEREOF, the parties have executed this Consent and Extension on and as of the date first set forth above.

                                                    EXECUTIVE TELECARD, LTD.

                                                    By:_________________________
                                                    Name:_______________________
                                                    Title:______________________

                                                    EXTEL MERGER SUB NO. 1, INC.

                                                    By:_________________________
                                                    Name:_______________________
                                                    Title:______________________

                                                    IDX INTERNATIONAL, INC.

                                                    By:_________________________
                                                    Name:_______________________
                                                    Title:______________________

                                                    REPRESENTATIVE

                                                     ___________________________
                                                     Jeffey Gee